EXHIBIT 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC NEWS RELEASE
Cheniere Energy Partners LP Holdings, LLC Reports Fourth Quarter and Full Year 2014 Results
Houston, Texas - February 20, 2015 - Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE MKT: CQH) reported net income of $4.6 million and $18.1 million, or $0.02 and $0.08 per common share, for the three months and year ended December 31, 2014, respectively, compared to $0.1 million or $0.00 per common share, for the three months and period from July 29, 2013 (date of inception) through December 31, 2013, respectively. Results include distributions received from our limited partner interests in Cheniere Energy Partners, L.P. (“Cheniere Partners”), a publicly traded limited partnership (NYSE MKT: CQP).

Our only business consists of owning Cheniere Partners common units, Class B units and subordinated units representing an aggregate approximately 55.9% limited partner interest in Cheniere Partners as of December 31, 2014. We completed our initial public offering in December 2013.
Cheniere Partners’ Sabine Pass Liquefaction Project Update
Cheniere Partners is developing and constructing natural gas liquefaction facilities (the “Liquefaction Project”) at the Sabine Pass LNG terminal adjacent to the existing regasification facilities through its wholly owned subsidiary, Sabine Pass Liquefaction, LLC (“Sabine Pass Liquefaction”).
Cheniere Partners continues to make progress on its Liquefaction Project, which is being developed for up to six natural gas liquefaction trains (“Trains”), each with a nominal production capacity of approximately 4.5 million tonnes per annum (“mtpa”).
The Trains are in various stages of development.

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Construction on Trains 1 and 2 began in August 2012, and as of December 31, 2014, the overall project for Trains 1 and 2 was approximately 81% complete, which is ahead of the contractual schedule. Based on Cheniere Partners’ current construction schedule, Cheniere Partners anticipates that Train 1 will produce liquefied natural gas (“LNG”) as early as late 2015.

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Construction on Trains 3 and 4 began in May 2013, and as of December 31, 2014, the overall project for Trains 3 and 4 was approximately 54% complete, which is ahead of the contractual schedule. Cheniere Partners expects Trains 3 and 4 to become operational in late 2016 and 2017, respectively.

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Trains 5 and 6 are under development. Cheniere Partners has entered into LNG sale and purchase agreements for approximately 3.75 mtpa in aggregate that commence with the date of first commercial delivery for Train 5. Cheniere Partners has received authorizations from the U.S. Department of Energy (“DOE”) to export 503 Bcf per year of LNG volumes from Trains 5 and 6 to free trade agreement (“FTA”) countries. Authorization to export LNG to non-FTA countries is pending. In December 2014, the Federal Energy Regulatory Commission (“FERC”) published the final Environmental Assessment, and final FERC authorization is subject to commissioner approvals.

Cheniere Partners will contemplate making a final investment decision to commence construction of Train 5 and Train 6 based upon, among other things, entering into engineering, procurement and construction (“EPC”) contracts, entering into acceptable commercial arrangements, receiving all regulatory approvals and obtaining financing.

Liquefaction Project Timeline

Target Date
Milestone	Trains 1 - 4	Trains 5 & 6
DOE export authorization	Received	Received FTA Pending Non-FTA
Definitive commercial agreements	Completed 16.0 mtpa	T5: Completed T6: 2015
- BG Gulf Coast LNG, LLC	5.5 mtpa
- Gas Natural Fenosa	3.5 mtpa
- KOGAS	3.5 mtpa
- GAIL (India) Ltd.	3.5 mtpa
- Total Gas & Power N.A.		2.0 mtpa
- Centrica plc		1.75 mtpa
EPC contracts	Completed	2015
Financing	Completed	2015
- Equity commitments
- Debt commitments
FERC authorization	Completed
- FERC Order		2015
- Certificate to commence construction		2015
Issue Notice to Proceed	Completed	2015
Commence operations	2015 - 2017	2018/2019

Dividends
When Cheniere Partners makes cash distributions to us with respect to our Cheniere Partners units, we will pay dividends to our shareholders consisting of the cash that we receive from Cheniere Partners, less income taxes and reserves established by our Board of Directors.
On February 6, 2015 we announced that our Board of Directors declared a quarterly cash dividend of $0.019 per common share representing limited liability company interests in Cheniere Partners Holdings. The dividend will be payable on February 27, 2015 to shareholders of record as of the close of business on February 17, 2015.

Cheniere Partners Holdings owns a 55.9% limited partner interest in Cheniere Partners. Cheniere Partners Holdings’ only business consists of owning Cheniere Partners units and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners owns and operates LNG regasification facilities and, adjacent to these facilities, currently has natural gas liquefaction facilities under construction. Additional information is available on the Cheniere Partners Holdings website located at www.cheniere.com.
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ and Cheniere Partners Holdings’ business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners Holdings believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners Holdings’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners Holdings’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners Holdings does not assume a duty to update these forward-looking statements.

(Financial Table Follows)

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended	Period from July 29, 2013 (Date of Inception) Through
	December 31,		December 31,	December 31,
	2014	2013	2014	2013
Equity income from investment in Cheniere Partners	$5,085	$—	$20,338	$—

Expenses
General and administrative expense	266	15	1,182	15
General and administrative expense—affiliate	254	39	1,015	39
Total expenses	520	54	2,197	54

Net income	$4,565	$(54)	$18,141	$(54)

Net income per common share—basic and diluted	$0.02	$—	$0.08	$—

Weighted average number of common shares outstanding—basic and diluted	231,700	231,700	231,700	231,700

Cash dividends declared per common share	$0.019	$—	$0.074	$—

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
BALANCE SHEETS
(in thousands, except share amounts)

	December 31,
	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$1,261	$—
Accounts receivable	114	161
Accounts receivable—affiliate	—	70
Prepaid expenses and other	21	—
Total current assets	1,396	231

Other non-current assets	157	122
Total assets	$1,553	$353

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$28	$—
Accrued liabilities	220	95
Accrued liabilities—affiliates	91	39
Total current liabilities	339	134

Commitments and contingencies

Shareholders’ equity
Common shares: unlimited shares authorized, 231.7 million shares issued and outstanding at December 31, 2014 and 2013	664,931	664,931
Director voting share: 1 share authorized, issued and outstanding at December 31, 2014 and 2013	—	—
Additional paid-in-capital	(271,757)	(271,757)
Accumulated deficit	(391,960)	(392,955)
Total shareholders’ equity	1,214	219
Total liabilities and shareholders’ equity	$1,553	$353

CONTACTS:
Investors: Randy Bhatia: 713-375-5479 Christina Burke: 713-375-5104
Media: Faith Parker: 713-375-5663